SUB-ITEM 77-E
LEGAL PROCEEDINGS
Since February
2004, Federated
and related entities
 (collectively,
"Federated") have
been named as
defendants in several
lawsuits that are
 now pending in the
United States
District Court for
the Western
District of
Pennsylvania. These
lawsuits have been
consolidated into
a single action
alleging excessive
advisory fees
involving one of
the Federated-
sponsored mutual
funds ("Funds").
       Federated
and its counsel have
been defending this
litigation. Additional
lawsuits based upon
similar allegations
may be filed in the
future. The potential
impact of these
lawsuits, all of which
seek
monetary damages,
attorneys' fees and
expenses, and future
potential similar suits
is uncertain. Although
we do not believe that
these lawsuits will
have a material adverse
effect on the Funds,
there can be no
assurance that these
suits,
ongoing adverse
publicity and/or other
developments resulting
from the
allegations in these
matters will not result
in increased redemptions,
or reduced sales, of
shares of the
Funds or other adverse
consequences for the Funds.
EDWARD JONES
In the normal course of
business, Edward Jones
is named, from time to
time, as a defendant in
various
legal actions, including
arbitrations, class
actions and other
litigation. Certain of
these legal actions
include claims for
substantial compensatory
and/or punitive damages
or claims for indeterminate
amounts
of damages. Edward Jones
is involved, from time to
 time, in investigations
and proceedings by
governmental and self-
regulatory agencies,
certain of which may
result in adverse
judgments, fines or
penalties.
     The potential impact
of these legal proceedings
is uncertain. As of the
date of this Prospectus,
Edward Jones does not
believe that any current
or anticipated legal
proceedings will have a
material
adverse impact on Edward
Jones or the Fund. However,
there can be no assurance
that these suits, the
ongoing adverse publicity
and/or other developments
resulting from the
regulatory investigations
will not
result in increased Fund
redemptions, reduced sales
of Fund Shares or other
adverse consequences for
the Fund.